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                                                                   Exhibit 10(c)


                            SECOND AMENDMENT TO THE
                          FIRST AMENDED AND RESTATED
                      AGREEMENT OF LIMITED PARTNERSHIP OF
                    SAUL SUBSIDIARY II LIMITED PARTNERSHIP

     THIS SECOND AMENDMENT TO THE FIRST AMENDED AND RESTATED AGREEMENT OF LIMITED PARTNERSHIP OF SAUL SUBSIDIARY II LIMITED PARTNERSHIP (this "Second Amendment"), is dated this 13th day of December, 1993, but is effective for all purposes as of August 26, 1993.

                             W I T N E S S E T H:
                             - - - - - - - - - -

     WHEREAS, Saul Subsidiary II Limited Partnership (the "Partnership") was formed as a Maryland limited partnership pursuant to that certain Certificate of Limited Partnership dated June 16, 1993 and filed on June 16, 1993 among the partnership records of the Maryland State Department of Assessments and Taxation, and that certain Agreement of Limited Partnership dated June 16, 1993 (the "Original Agreement");

     WHEREAS, the Original Agreement was amended and restated in its entirety by that certain First Amended and Restated Agreement of Limited Partnership of the Partnership dated as August 26, 1993, as amended by that First Amendment to the First Amended and Restated Agreement of Limited Partnership of the Partnership dated as of August 26, 1993 (as amended, the "Agreement");

     WHEREAS, the General Partner desires to clarify, in the definition of "Guaranteed Payment" contained in the Agreement, that the Guaranteed Payment to be paid quarterly on the net invested capital of the Partners is based on a rate of seven percent (7%) per annum (i.e., one and 75/100 percent (1.75%) per quarter), not seven percent (7%) per quarter; and

     WHEREAS, pursuant to Section 14.1.B(2) of the Agreement, the General Partner desires to amend the Agreement to correct the definition of Guaranteed Payment as set forth above.

     NOW, THEREFORE, in consideration of the mutual covenants and agreements herein contained and other good and valuable consideration, the receipt, adequacy and sufficiency of which are hereby acknowledged, the parties hereto, intend legally to be bound, hereby agree as follows:
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     1.  The first sentence of the definition of "Guaranteed Payment" set forth in Article I of the Agreement is hereby deleted in its entirety and replaced with the following:

         "Guaranteed Payment" means an amount equal to the product of (x) one
          -------------------
     and 75/100 percent (1.75%) and (y) the invested capital (as hereinafter defined) as of the last day of a calendar quarter of the Partner to whom a Guaranteed Payment is being made under Section 5.2.

     2. Except as the context may otherwise require, any terms used in this Second Amendment which are defined in the Agreement shall have the same meaning for purposes of this Second Amendment as in the Agreement.

     3. Except as herein amended, the Agreement is hereby ratified, confirmed and reaffirmed for all purposes and in all respects.

     IN WITNESS WHEREOF, the General Partner has executed this Second Amendment effective for all purposes as of the date first written above.



                                                GENERAL PARTNER:
                                                ---------------

                                                SAUL CENTERS, INC.,
                                                a Maryland corporation


                                                By:         /S/
                                                   ----------------------
                                                   Name:  Philip D. Caraci
                                                   Title: President



                        (exhibit intentionally omitted)

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